Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements of Birmingham Utilities, Inc. on Form S-8 dated July 25, 1995 and in the Prospectus constituting part of the Registration Statement of Birmingham Utilities, Inc. on Form S-3 dated June 12, 1995 of our report dated February 24, 1995, which appears on page 16 of the Annual Report on Form 10-K of Birmingham Utilities, Inc. for the year ended December 31, 1995.

Price Waterhouse LLP

New York, New York
March 25, 1996